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                                                                      EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Eaton Vance Municipals Trust II (1933 Act File Number 33-71320) on behalf of EV Classic High Yield Municipals Fund (the "Fund") of our report dated March 7, 1997 on our audit of the financial statements and supplementary data of High Yield Municipals Portfolio, which report is included in the Portfolio's Annual Report for the year ended January 31, 1997, which is incorporated by reference in this Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Fund's Statement of Additional Information of the Registration Statement.


                                        /s/ DELOITTE & TOUCHE LLP
                                            ----------------------------------
                                            DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 26, 1997